EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

Contact Information
Bob Orlando, Chief Financial Officer                   Steve Casey
Switchboard Incorporated                               FitzGerald Communications
508-898-8131                                           617-585-2279


      SWITCHBOARD REPORTS FOURTH QUARTER AND FISCAL 2003 FINANCIAL RESULTS

WESTBOROUGH, Mass. - February 4, 2004 - Switchboard Incorporated (NASDAQ: SWBD), a leading provider of local online advertising products and Internet-based yellow pages, today announced its financial results for the fourth quarter and year ended December 31, 2003.

For the fourth quarter, net revenue was $3.8 million, which compares to $3.4 million in the fourth quarter 2002 and $4.1 million in the third quarter 2003. Switchboard reported a net profit for the fourth quarter of approximately $729,000, or $0.04 per share, which compares to a net loss of $180,000, or $0.01 per share, reported in the fourth quarter 2002 and to a net profit of $762,000, or $0.04 per share, reported in the third quarter 2003.

For fiscal year 2003, Switchboard reported net revenue of $15.2 million, which compares to net revenue of $11.7 million reported in fiscal year 2002. Net revenue for 2003 did not include any amortization of consideration provided to AOL; net revenue for 2002 included $2.0 million of amortization of consideration provided to AOL.

Switchboard reported a net profit for fiscal year 2003 of approximately $2.1 million, or $0.10 per share, which compares to a net loss of $4.0 million, or $0.21 per share, reported in fiscal year 2002.

Switchboard had approximately $55.9 million in cash and marketable securities at the end of the fourth quarter 2003 compared with $53.9 million at the end of 2002.

"We are pleased with the financial progress that we made in 2003, as we achieved our first full year of profitability," said Dean Polnerow, CEO and president of Switchboard. "For 2004, we are focused on profitable revenue growth."

Guidance
For the first quarter of fiscal 2004, the Company anticipates revenues to be in the range of $3.8 to $4.2 million. Net profit for the period is expected to be in the range of $300,000 to $700,000, or $0.01 to $0.03 per share. Switchboard's guidance assumes that AOL will utilize 3,000 hours of engineering services during the first quarter of fiscal 2004.

Conference Call Information
Switchboard will hold a conference call on Thursday, February 5 at 8:30 a.m. EST. To join the earnings call, please dial 1-888-855-5428 in the U.S. and 719-457-2665 outside of the U.S., pass code 670897. There will be a live Webcast available on the Switchboard investor relations Web site at www.switchboard.com.
                                                            -------------------
A replay of the call will be available two hours after the live call through Thursday, February 12, 2003. To access the replay, please dial 1-888-203-1112 in the U.S. and 719-457-0820 outside of the U.S. and enter pass code 670897.


About Switchboard Incorporated
Switchboard is a leading provider of local online advertising products for merchants and national advertisers, enabled by our innovative, consumer-oriented, online yellow and white pages directory technology. Through Switchboard's local search, advertisers are able to get their message in front of consumers at the time they are looking for that merchant's products or services on the Internet, driving local commerce through online innovation. Switchboard is headquartered in Westborough, MA. For more information, visit www.switchboard.com. ePresence (NASDAQ: EPRE) owns approximately 51.1% of the
-------------------
outstanding shares of Switchboard.
                                       ###

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results or performance are based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, Switchboard's strategy, business model and future financial results; its ability to attain future revenue growth and profitability; and the development of the market for Internet directory services. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:
Switchboard may fail to increase the scope of its merchant and strategic partner networks; new products and services introduced by Switchboard may fail to gain market acceptance; and Switchboard may fail to achieve continued revenue growth and profitability over the next several quarters. For a detailed discussion of these and other cautionary statements, please refer to Switchboard's filings with the Securities and Exchange Commission, including Switchboard's Annual Report on Form 10-K filed on March 28, 2003 and most recent Quarterly Report on Form 10-Q filed on November 14, 2003. Switchboard cautions readers to consider carefully the foregoing factors and other such factors. Further, Switchboard's forward-looking statements speak only as of the date on which such statements are made. Switchboard disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. SOURCE Switchboard Incorporated.

Switchboard Incorporated
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share amounts)

                                                             Three Months Ended December 31,          Years Ended December 31,
                                                             -------------------------------          -------------------------
                                                                  2003             2002                 2003              2002
                                                                 ------           ------              -------           -------

Gross revenue                                                    $3,769           $3,385              $15,192           $13,747
Consideration given to a customer                                     -                -                    -            (2,000)
                                                                 ------           ------              -------           -------
  Net revenue                                                     3,769            3,385               15,192            11,747

Cost of revenue                                                     742              763                2,925             3,744
                                                                 ------           ------              -------           -------
Gross profit                                                      3,027            2,622               12,267             8,003
Gross profit %                                                      80%              77%                  81%               68%

Operating expenses:
Sales and marketing                                                 824              984                3,264             4,683
Research and development                                            847            1,246                4,263             5,446
General and administrative                                          766            1,021                3,335             4,057
Special credit                                                        -             (262)                 (35)             (262)
                                                                 ------           ------              -------           -------
     Total operating expenses                                     2,437            2,989               10,827            13,924
                                                                 ------           ------              -------           -------

Operating income (loss)                                             590             (367)               1,440            (5,921)

Interest income, net                                                153              187                  676             1,962
                                                                 ------           ------              -------           -------

Income (loss) before taxes                                          743             (180)               2,116            (3,959)

Provision for income taxes                                           14                -                   42                 -
                                                                 ------           ------              -------           -------

Net income (loss)                                                $  729           $ (180)             $ 2,074           $(3,959)
                                                                 ======           ======              =======           =======

Net income (loss) per share:
        Basic                                                     $0.04           $(0.01)               $0.11            $(0.21)
                                                                  =====           ======                =====            ======
        Diluted                                                   $0.04           $(0.01)               $0.10            $(0.21)
                                                                  =====           ======                =====            ======

Shares used in computing net income (loss) per share:
        Basic                                                    19,134           18,541               18,803            18,515
        Diluted                                                  20,418           18,541               19,882            18,515

Switchboard Incorporated
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

                                                              December 31,
                                                       -------------------------
                                                        2003              2002
                                                       -------           -------
ASSETS

Cash and marketable securities                         $55,852           $53,863
Trade accounts receivable, net                           1,503             1,558
Other current assets                                       863               490
Property, equipment and other assets                     1,305             1,877
                                                       -------           -------
   Total assets                                        $59,523           $57,788
                                                       =======           =======


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                    $ 2,578           $ 5,102
Deferred revenue                                           603               475
Other liabilities                                            -             1,124
Stockholders' equity                                    56,342            51,087
                                                       -------           -------
   Total liabilities and stockholders' equity          $59,523           $57,788
                                                       =======           =======